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                                                                   EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Science Applications International Corporation on Form S-8 of our report dated March 25, 2002, appearing in the Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2002. We also consent to the incorporation by reference in this Registration Statement of our report dated June 18, 2002 appearing in the Annual Report on Form 11-K of Telcordia Technologies 401(k) Savings Plan for the year ended December 31, 2001, our report dated March 1, 2002 appearing in the Annual Report on Form 11-K of AMSEC LLC Employees 401(k) Profit Sharing Plan for the year ended December 31, 2001, and our report dated June 7, 2002 appearing in the Annual Report on Form 11-K of the Science Applications International Corporation Cash or Deferred Arrangement for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE LLP

San Diego, California

August 28, 2002